Exhibit 99.2

HILTON DOMESTIC OPERATING COMPANY INC.

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

OFFERS TO EXCHANGE

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON DOMESTIC OPERATING COMPANY INC.’S 4.250% SENIOR NOTES DUE 2024, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 4.250% SENIOR NOTES DUE 2024

$900,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON WORLDWIDE FINANCE LLC AND HILTON WORLDWIDE FINANCE CORP.’S 4.625% SENIOR NOTES DUE 2025, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED

4.625% SENIOR NOTES DUE 2025

and

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON WORLDWIDE FINANCE LLC AND HILTON WORLDWIDE FINANCE CORP.’S 4.875% SENIOR NOTES DUE 2027, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED

4.875% SENIOR NOTES DUE 2027.

, 2017

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                     , 2017 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), relating to the offers by Hilton Domestic Operating Company Inc., a Delaware corporation (“HOC”), Hilton Worldwide Finance LLC, a Delaware limited liability company (“HWF”) and Hilton Worldwide Finance Corp., a Delaware corporation (“HWFC” and, together with HOC and HWF, the “Issuers”), Hilton Worldwide Parent LLC, a Delaware limited liability company and the direct parent company of HWF (“HWP”), Hilton Worldwide Holdings Inc., a Delaware corporation and the direct parent company of HWP (“HLT Parent”), and certain of the Issuers’ subsidiaries (together with HLT Parent, HWP and, in the case of the 2024 Outstanding Notes (as defined below), HWF and HWFC, and, in the case of the 2025 Outstanding Notes (as defined below) and the 2027 Outstanding Notes (as defined below), HOC, the “Guarantors”), to exchange (the “Exchange Offers”) up to i) $1,000,000,000 aggregate principal amount of HOC’s 4.250% Senior Notes due 2024 which have been registered under the Securities Act (the “2024 Exchange Notes”), for an equal aggregate principal amount of HOC’s outstanding unregistered 4.250% Senior Notes due 2024 that were issued on August 18, 2016 (the “2024 Outstanding Notes”), (ii) $900,000,000 aggregate principal amount of HWF and HWFC’s 4.625% Senior Notes due 2025 which have been registered under the Securities Act (the “2025 Exchange Notes”) for an equal aggregate principal amount of HWF and HWFC’s outstanding unregistered 4.625% Senior Notes due 2025 that were issued on March 16, 2017 (the “2025 Outstanding Notes”) and (iii) $600,000,000 aggregate principal amount of HWF and HWFC’s 4.875% Senior Notes due 2027 which have been registered under the Securities Act (the “2027 Exchange Notes” and, together with the 2024 Exchange Notes and the 2025 Exchange Notes, the “Exchange Notes”) for an equal aggregate principal amount of HWF and HWFC’s outstanding unregistered 4.875% Senior Notes due 2027 that were issued on March 16, 2017 (the “2027 Outstanding Notes” and, together with the 2024 Outstanding Notes and the 2025 Outstanding Notes, the “Outstanding Notes”), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Notes are fully and unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors, and the Exchange Notes will be fully and unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Outstanding Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offer to exchange the New Guarantees for the Outstanding Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Outstanding Guarantees. The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFERS TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Form W-9;

3.	A form of Notice of Guaranteed Delivery; and

4.	A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are held or record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offers.

Your prompt action is requested. Please note that the Exchange Offers will expire at 5:00 p.m., New York City time, on                     , 2017 (the “Expiration Date”), unless the Issuers otherwise extend the Exchange Offers.

To participate in the Exchange Offers, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wilmington Trust, National Association (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Issuers will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offers. However, the Issuers will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to their order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offers should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

HILTON DOMESTIC OPERATING COMPANY INC.

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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